EXHIBIT 99

STEINER LEISURE LIMITED
Post Office Box N-9306
Suite 104A
Nassau, The Bahamas

For Release: IMMEDIATELY

Contact:    Leonard I. Fluxman, President and Chief Executive Officer (305) 358-9002, ext. 215

Steiner Leisure Limited Announces First Quarter 2003 Financial Results

NASSAU, THE BAHAMAS, May 1, 2003 - Steiner Leisure Limited (NASDAQ: STNR) today announced financial results for the first quarter ended March 31, 2003. In addition, the Company announced that it had completed its planned disposition of most of its day spa operations. During the first quarter, the Company disposed of four day spas and the assets of the remaining four day spas to be disposed of were sold effective April 15, 2003. The Company continues to operate Elemis luxury day spas in London, England and Coral Gables, Florida. In accordance with SFAS 144, the results of these day spas have been reflected as discontinued operations in the Company's financial statements.

Steiner Leisure's revenues, excluding discontinued operations, for the first quarter ended March 31, 2003 rose 12.7% to $65.2 million from $57.8 million during the comparable quarter in 2002. Income from continuing operations, excluding discontinued operations and before cumulative effect of a change in accounting principle for the first quarter was $5.2 million compared with $5.3 million for the same quarter in 2002.

Earnings per share before discontinued operations and cumulative effect of a change in accounting principle for the first quarter ended March 31, 2003 was $0.32 per share, the same as the first quarter in 2002. The above earnings per share data are presented on a diluted basis.

Clive E. Warshaw, Chairman of the Board of Steiner Leisure, commented "We are very pleased to have completed our plan to dispose of our non-Elemis day spa operations. We look forward to continuing to focus our resources on growing our core operations."

Steiner Leisure Limited is a worldwide provider of spa services. The Company's operations include spas and salons on 102 cruise ships, and in 60 resort spas and two luxury day spas. Our cruise line and land-based resort customers include Carnival Cruise Line, Celebrity Cruises, Disney Cruises, Holland America Lines, Kerzner International, Marriott, Norwegian Cruise Lines, Park Place Entertainment, Princess Cruises and Royal Caribbean Cruise Lines. Elemis Limited manufactures its Elemis® brand products for use in our cruise ship and land-based spas. This top quality European line of beauty products is also distributed worldwide to exclusive hotels, salons, health clubs and destination spas. Elemis®, as well as other Steiner private label products, including La Therapie®, Ionithermie, and Steiner Hair Care, are available at www.timetospa.com.

Steiner Leisure also owns and operates three post secondary schools (comprised of a total of eight campuses) located in Miami, Fort Lauderdale, Orlando and Sarasota, Florida; Baltimore, Maryland; York, Pennsylvania and Charlottesville and Winchester, Virginia. Offering degree and non-degree programs in massage therapy and skin care, these schools train and qualify spa professionals for health and beauty positions within the Steiner family of companies or other industry entities.

This press release contains a statement with respect to the future growth of Steiner Leisure's operations. That statement may be deemed to be a "forward-looking statement" within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. That statement reflects our current view about what may be deemed to be future events and is subject to known and unknown risks, uncertainties and other factors which may cause actual events to differ materially from those expressed or implied by that statement. The risks to which that statement is subject includes the risk that the Company, in fact, may be unable to grow its operations. Other risks to which that statement is subject are those generally set forth in Steiner Leisure's annual report on Form 10-K for the year-ended December 31, 2002 filed with the Securities and Exchange Commission.

The Company will be holding a conference call at 11:00 am (EST) on Friday, May 2, 2003. Clive E. Warshaw, Chairman of the Board, and Leonard I. Fluxman, President and Chief Executive Officer, will discuss the contents of this press release.

If you wish to participate in this conference call, please call (952) 556-2807 for domestic and international calls approximately ten minutes before the scheduled time and reference number 114562 and the Chairperson as Clive Warshaw. This call is available for replay from Friday, May 2, 2003 (approximately 3 hours after the call takes place) until Friday, May 9, 2003 at 12:00 pm. You may reach it by dialing (703) 925-2510 for both domestic and international calls. The PIN access code is 114562.

SELECTED FINANCIAL DATA

($ in thousands, except per share data)

(Unaudited)

	First Quarter Ended
	March 31,
	2003	2002
Revenues:
Services	$45,875	$39,971
Products	19,290	17,866
Total revenues	65,165	57,837

Cost of Sales:
Cost of services	36,732	31,202
Cost of products	14,468	13,403
Total cost of sales	51,200	44,605
Gross profit	13,965	13,232

Operating Expenses:
Administrative	3,368	3,048
Salary and payroll taxes	4,220	3,483
Total operating expenses	7,588	6,531
Income from continuing operations	6,377	6,701

Other Income (Expense):
Interest expense	(967)	(901)
Equity and minority interest	104	(428)
Other income	13	77
Total other income (expense)	(850)	(1,252)

Income from continuing operations before provision for income taxes, discontinued operations and cumulative effect of a change in accounting principle	5,527	5,449

Provision for income taxes	333	175

Income from continuing operations before discontinued operations and cumulative effect of a change in accounting principle	5,194	5,274

Loss from discontinued operations (which includes loss on disposal in 2003 of $833), net of taxes	(1,831)	(2,764)

Cumulative effect of a change in accounting principle, net of taxes	--	(29,643)

Net income (loss)	$3,363	$(27,133)

Income (loss) per share-Basic:
Income before discontinued operations and cumulative effect of a change in accounting principle	$0.32	$0.33
Loss from discontinued operations	(0.11)	(0.18)
Cumulative effect of a change in accounting principle	--	(1.87)
	$0.21	$(1.72)

Income (loss) per share-Diluted:
Income before discontinued operations and cumulative effect of a change in accounting principle	$0.32	$0.32
Loss from discontinued operations	(0.12)	(0.17)
Cumulative effect of a change in accounting principle	--	(1.80)
	$0.20	$(1.65)

Weighted average shares outstanding:
Basic	16,386	15,815
Diluted	16,470	16,489

STATISTICS

	First Quarter Ended
	March 31,
	2003	2002

Average number of ships served[1]:	102	97
Spa	66	57
Non-Spa	36	40

Average total number of staff on ships served:	1,283	1,144
Spa	1,048	892
Non-Spa	235	252

Revenue per staff per day[2]:	$382	$387
Spa	$413	$424
Non-Spa	$243	$255

Average weekly revenues:	$33,545	$31,775
Spa	$45,941	$46,371
Non-Spa	$11,028	$11,140

Average number of land based spas served[3,4,5]	48	45

Average weekly land based spas revenues[5]	$20,886	$17,957

Total schools revenues[6]	$4,170,000	$4,389,000

Total wholesale and retail product revenues	$3,996,000	$3,334,000

_____________

1 Average number of ships served reflects the fact that during the period ships were in and out of service and,    accordingly, the number of ships served during the year varied.

2 Revenue includes all sales of services and products on ships. Staff includes all shipboard employees. Per day refers to    each day that a cruise ship is in service.

3 Excludes the effect of seven land-based resort spas that we operate through a joint venture in which we own a 49%    interest.

4 Average number of land-based day spas served reflects the fact that during the period spas were opened or closed and,    accordingly, the number of spas served during the period varied.

5 Includes resort spas and two spas formally referred to as "day spas" in prior statistical presentations.

6 Includes $165,000 and $112,000 for the three months ended March 31, 2003 and 2002, respectively, related to the    Steiner training school near London, England.